Exhibit 10.22

LYONS CORPORATE PARK
6601 Lyons Road
Suite C-1
Coconut Creek, Florida 88073
Telephone (954) 486-6600
FAX (954) 488-5718

DATE: March 31, 1999

The Singing Machine Co., Inc. (A Florida Corporation)
3101 N.W. 25th Avenue
Pompano Beach, FL 33069

RE: 6601 Lyons Road Suite A, 7 & 8

Dear Mr. Klecha:

Please be advised that notwithstanding anything in the lease to the contrary, Landland and Tenant agree that there shall be no minimum rent pursuant to the lease pursuant to section 2.02 for the first one month of the lease, but the Tenant will be responsible for the payment of maintenance, insurance and property taxes and sales tax and for all other items in the lease during this period. If Tenant defaults under the terms of the Lease, and the defaults is not cured within the time limits specified in the lease, then it is agreed that Tenant will be liable to Landlord for all of the minimum rent, and maintenance, insurance and property taxes not paid by Tenant during the free rental period specified in this letter.


                         Yours truly,
                         LYONS CORPORATE PARK

                         /s/ Lee S. Lasser
                         -----------------
                         LEE S. LASSER

                         /s/ Augustine Ferrera
                         ---------------------
                         AUGUSTINE FERRERA

The Singing Machine Co., Inc.
BY /s/ John Klecha
   ---------------

                                 LEASE AGREEMENT

LANDLORD: ROCCO FERRERA & CO. INC. (A MICHIGAN CORPORATION) AND LEE S. LASSER, TRUSTEE OF THE LEE S. LASSER TRUST DATED AUGUST 25, 1972 AS AMENDED d/b/a LYONS CORPORATE PARK..

TENANT: The Singing Machine Co., Inc. (A Florida Corporationi)


BLDG.          A
     ------------------------

SUITE          7 & 8
     ------------------------

DATE   March 31, 1999
    -------------------


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                                                       INDEX
                                                                                                          Page
ARTICLE I             GRANT AND TERM
             Section     1.01    Leased Premises                                                            1
             Section     1.02    Length of Term                                                             1
             Section     1.03    Construction of Lease Premises                                             1
             Section     1.04    Possession After Completion of Construction                                1
             Section     1.05    Determination of Availability of Demised Premises                          1

ARTICLE II            RENT
             Section     2.01    Payment                                                                    1
             Section     2.02    Minimum Rent                                                               2
             Section     2.03    Adjustment of Fixed Minimum Rent                                           2
             Section     2.04    Real Estate Taxes                                                          2
             Section     2.05    Additional Rent                                                            2
             Section     2.06    Past Due Rent                                                              3

ARTICLE III           OPERATION AND MAINTENANCE OF COMMON AREAS
             Section     3.01    Designation of Common Areas                                                3
             Section     3.02    Construction of Common Areas                                               3
             Section     3.03    Tenant's Pro Rata Share of Expenses                                        3

ARTICLE IV            USE OF PREMISES
             Section     4.01    Use of Premises                                                            3
             Section     4.02    Care of Premises                                                           3

ARTICLE V             UTILITY SERVICES
             Section     5.01    Landlord's Obligation to Make Utility Services Available and Option
                                 To Supply Such Services                                                    4
             Section     5.02    Tenant's Obligation for Payment                                            4

ARTICLE VI            MAINTENANCE OF LEASE PREMISES
             Section     6.01    Landlord's and Tenant's Obligations for Maintenance                        4
             Section     6.02    Abuse of Plumbing, Walls, Etc.                                             4

ARTICLE VII           SIGNS
             Section     7.01                                                                               4

ARTICLE VIII          ALTERATIONS
             Section     8.01                                                                               5

ARTICLE IX            INSURANCE AND INDEMNITY
             Section     9.01    Covenant to Hold Harmless                                                  5
             Section     9.02    Fire Insurance Premium                                                     5
             Section     9.03    Tenant's Obligation to Carry Public Liability Insurance                    5
             Section     9.04    Insurance Costs                                                            5

ARTICLE X             ASSIGNMENT AND SUBLETTING
             Section     10.01                                                                              6

ARTICLE XI            ACCESS TO PREMISES
             Section     11.01   Right of Entry by Landlord                                                 6
             Section     11.02   Landlord's Right to Exhibit Premises                                       6

ARTICLE XII           EMINENT DOMAIN
             Section     12.01   Total Condemnation                                                         6
             Section     12.02   Partial Condemnation                                                       6
             Section     12.03   Landlord's and Tenant's Damages                                            6

ARTICLE XIII          DESTRUCTION OR DAMAGE TO DEMISED PREMISES
             Section     13.01   Reconstruction of Damaged Premises                                         6
             Section     13.02                                                                              6
             Section     13.03                                                                              7
             Section     13.04                                                                              7
             Section     13.05                                                                              7
             Section     13.06   Subrogation                                                                7

ARTICLE XIV           BANKRUPTCY OR INSOLVENCY
             Section     14.01   Landlord's Option to Terminate Upon Insolvency of Tenant or
                                 Guarantor Under State Insolvency Law or Upon Insolvency of
                                 Tenant or Guarantor Under Federal Bankruptcy Act                           7

ARTICLE XV            DEFAULT OF TENANT
             Section     15.01   Right to Re-Enter                                                          7
             Section     15.02   Legal Expenses                                                             8
             Section     15.03   Waiver of Jury Trial and Counterclaims                                     8
             Section     15.04   Curing of Tenant's Default                                                 8

ARTICLE XVI           TENANT'S PROPERTY
             Section     16.01   Taxes on Leasehold                                                         8
             Section     16.02   Notice by Tenant                                                           8

ARTICLE XVII          QUIET ENJOYMENT
             Section     17.01   Landlord's Covenant                                                        8

ARTICLE XVIII         HOLDING OVER, SUCCESSORS
             Section     18.01   Holding Over                                                               8
             Section     18.02   Successors                                                                 8

                                                     -i-
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ARTICLE XIX           CERTAIN RIGHTS OF LESSOR WITH RESPECT TO LAND
             Section     19.01   Easements and Utilities                                                    8

ARTICLE XX            MISCELLANEOUS
             Section     20.01   Waiver                                                                     9
             Section     20.02   Subordination                                                              9
             Section     20.03   Notices                                                                    9
             Section     20.04   Construction                                                               9
             Section     20.05   Non-Liability                                                              9
             Section     20.06   Net Lease                                                                  9
             Section     20.07   Financing and Tenant's Acknowledgment of Acceptance of Premises            9
             Section     20.08   Accord and Satisfaction                                                    10
             Section     20.09   Captions and Section Numbers                                               10
             Section     20.10   Partial Invalidity                                                         10
             Section     20.11   No Option                                                                  10
             Section     20.12   Recording                                                                  10
             Section     20.13   Sale or Transfer of the Demised Premises                                   10
             Section     20.14   Liens                                                                      10
             Section     20.15   Attornment                                                                 10
             Section     20.16   Set-Off Statement                                                          10
             Section     20.17   Entire Agreement                                                           10
             Section     20.18   Brokerage                                                                  11
             Section     20.19   No Oral Changes                                                            11
             Section     20.20   No Representations by Landlord                                             11
             Section     20.21   Corporate or Partnership Tenant                                            11
             Section     20.22   Damage From Roof Leaks                                                     11
             Section     20.23   Security Deposit                                                           11
             Section     20.24   Administrative Charge                                                      11
             Section     20.25   Laws of the State of Florida                                               11
             Section     20.26   Counterparts                                                               11
             Section     20.27   Right to Plat                                                              11
             Section     20.28   Radon Gas                                                                  12
             Section     20.29   Tenant's Time to Sue                                                       12
             Section     20.30   Rider                                                                      12

SIGNATURES                                                                                                  12

JURAT                                                                                                       13

RIDER                                                                                                       14

EXHIBIT "A" - LEGAL DESCRIPTION

EXHIBIT "B" - SITE PLAN

EXHIBIT "C" - TENANT'S CONFIRMATION LETTER

EXHIBIT "D" - DESCRIPTION OF LANDLORD'S WORK

EXHIBIT "E" - SIGN CRITERIA

GUARANTY

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                                     - ii -

         THIS LEASE made and entered into this 31st day of March, 1999 by and between ROCCO FERRERA & CO., INC. (A MICHIGAN CORPORATION) AND LEE S. LASSER, TRUSTEE OF THE LEE S. LASSER TRUST DATED AUGUST 25, 1972, AS AMENDED d/b/a LYONS CORPORATE PARK, whose address is 6601 N. Lyons Road, Coconut Creek, Florida 33073, Party of the First Part (hereinafter sometimes designated as "Landlord") and The Singing Machine Co., Inc. whose address is 3101 N.W. 25th Avenue, Pompano Beach, FL 33069 Party of the Second Part, (sometimes hereinafter designated as "Tenant").

                                   WITNESSETH:

ARTICLE I         GRANT AND TERM

Section 1.01      Leased Premises

         In consideration of the mutual premises, covenants and agreements herein contained, the adequacy of which consideration is by both parties confessed and acknowledged, and in further consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, the Landlord leases to the Tenant, and the Tenant rents from the Landlord, those certain premises now or hereafter to be erected on the property hereafter described, located in Broward County, Florida, described as containing 80 feet of frontage (measured from outside of exterior wall or center of common partition, as the case may be) and have an overall depth of 100 feet (measured from outside of exterior wall to outside of exterior wall) for a total of 8,000 square feet of ground floor area, which would include a portion of the truck well area, designated "Leased or Demised Premises", and the same being located within the Industrial Park property known and described as:

         EXHIBIT "A" attached hereto and made a part hereof, and as more particularly shown on Exhibit "B", together with the right to use the areas outlined around said Leased or Demised Premises.

         Landlord and Tenant agree that Exhibit "B" shows only the approximate shape and dimensions of the proposed buildings in the Industrial Park, and further agree that Tenant's consent shall not be required for any additions, reductions or modifications thereto.

Section 1.02      Length of Term

         To have and to hold, together with appurtenances, for a term of five years and one month, upon the terms and conditions as herein set forth.

Section 1.03      Construction of Leased Premises

         Landlord agrees prior to the commencement of the term of this Lease, at Landlord's sole cost and expense, to construct on the site a building in which the Demised Premises are to be located. In accordance with the outline specificatin, where applicable, entitled "Description of Landlord's Work" (Exhibit D) annexed hereto and made a part hereof, and it is understood and signed by Tenant that no minor changes from the plans that have been agreed upon by and between the parties hereto, which may be necessary during the preparation of the Demised Premises for Tenant or during construction, will affect or change the Lease or Invalidate same.


Section 1.04      Possession After Completion of Construction

         Solely for the purpose of computing the term of this Lease, the commencement date shall be deemed to be the first day of the month next following the date when the premises are ready for occupancy. It is agreed that by occupying said premises as a Tenant, Tenant formally accepts the same and acknowledges that the Demised Premises are in the condition called for hereunder. The rentals herein reserved shall commence on the date when the premises are ready for occupancy.

         Tenant, prior to delivery of possession, shall be permitted to install fixtures and other equipment so long as such activities do not interfere with construction work, and it is agreed by Tenant that Landlord shall have no responsibility or liability whatsoever for any loss of, or damage to, any fixtures or other equipment so installed or left on the premises.

Section 1.05      Determination of Availability of Demised Premises

         The Demised Premises shall be deemed as ready for occupancy when Landlord shall have substantially completed construction of the said premises in accordance with the Description of Landlord's Work as referred to in Section
1.03 of this Article, in accordance with all lawful statutes or ordinances and regulations affecting said premises. However, it shall not be required for Landlord and/or Tenant to have obtained a Certificate of Occupancy for the leased premises for the premises to be cleaned, substantially completed and ready for Tenant's occupancy. If any disputes shall arise as to the premises being ready for Tenant's occupancy, a certificate furnished by the architect in charge so certifying shall be conclusive and binding of the fact and date upon the parties.

ARTICLE II        RENT

Section 2.01      Payment

         All rent and other charges payable to the Landlord under any provision of this Lease shall be paid to the Landlord, or as the Landlord may otherwise designate, in lawful money of the United States at the address of the Landlord or at such other place as the Landlord in writing may designate, without any set-off or deduction whatsoever, and without any prior demand therefor. In addition to the payment of the Rent and other charges, the Tenant shall also pay to the Landlord at the time of payment of such Rent and other charges, all sales, use or occupancy taxes payable by virtue of any of such payments. Rent for the first period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment.

Section 2.02      Minimum Rent

         The fixed minimum annual rent during the term of this Lease shall be payable by the Tenant in equal monthly installments on or before the first day of each month in advance without any prior demand therefor and without any deduction and set-off whatsoever, and shall be as follows:

1. The minimum rent for the first thirteen months shall be Four thousand eight hundred eighty six and 67/100 ($4,886.67) Dollars per month for a total of Fifty three thousand eight hundred forty and 04/100 ($53,840.04) Dollars for the twelve month period.

2. The minimum rent for the next twelve months shall be Four thousand eight hundred twenty and 00/100 ($4,820.00) Dollars per month for a total of Fifty seven thousand eight hundred forty and 00/100 ($57,840.00) Dollars.

3.       The minimum rent for the next thirty six months shall be determined by section 2.03 of the Lease Agreement adjusted annually and using the prior period as the base period.

Section 2.03      Adjustment of Fixed Minimum Rent

         The annual Fixed Minimum Rent shall be subject to periodical adjustment (but never below the amount specified in the previous lease year) on the first day of each Lease Period and on each anniversary thereafter. Landlord shall notify Tenant of the adjustment upon Landlord's calculation of same but the failure to do so within any specific time shall not be a waiver or release of Landlord's right to collect/charge the increased minimum rent. The term "index" means the South Consumer Price Index, All Items, For All Urban Consumers (1982-84-100) published by the Bureau of Labor Statistics or other governmental agency then publishing the Index (or if such index is no longer published, the Index of Consumer Prices in Miami most closely comparable to the Index). The term "Base Number" means the index number immediately preceding the month in which falls the first day of the prior lease period, for which the rent is being calculated. The term "Current Number" means the index number immediately preceding the month in which falls the date of commencement of the particular Lease Period. If the latest Current Number exceeds the Base Number, then the Fixed Minimum Rent for the next Lease Period shall be increased to an amount which is the product obtained by multiplying the Fixed Minimum Rent set forth in
Section 2.02 of this lease by a fraction, the numerator of which fraction is such latest Current Number and the denominator of which fraction is the Base Number. Such increased Fixed Minimum Rent shall be effective throughout the Lease Period next following such latest Current Number. The basic or minimum rental for each year of the extended time shall not be less than the amount of rent being paid during the prior lease year. As used herein, the term "Lease Period" means the First Lease Period which is 13 months and each consecutive period, except that if the commencement date of the Lease Term is a day other than the first day of a calendar month, then the first lease Period shall include the number of days beginning with such commencement date and ending on the last day of such month. This Section 2.03 shall apply to the Item #3 of section 2.02 The minimum annual increase shall not be less than 4 percent.

Section 2.04      Real Estate Taxes

         For the purposes of this Section, the term "taxes" shall include all real estate taxes, assessment (general and special) and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof which shall or may during the lease term be levied, assessed, imposed, become due and payable, or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for, the building or any part thereof, or the land (the "Parcel") upon which the building is situated or any other improvements thereon. Tenant agrees to pay to Landlord Tenant's share of taxes, as herein provided. Tenant's proportionate share of taxes assessed with respect to all buildings in the industrial Park shall be determined by multiplying the amount of such taxes by a fraction, the denominator of which shall be the rentable square foot area of all buildings constructed in the Industrial Park upon which any such taxes are assessed and the numerator of which shall be the total number of square feet of ground floor area contained in the demised premises as set forth in Section 1.01 hereof. Taxes shall be prorated as of the commencement date of the Lease upon the due date basis of the appropriate taxing authorities.

         In addition to the foregoing, should the State of Florida or any political subdivision thereof or any governmental authority having jurisdiction thereover, impose a tax and/or assessment (other than a franchise tax) upon or against the rentals payable hereunder by Tenant or Landlord, either by way of substitution for the taxes and assessments levied or assessed against such land and such buildings, or in addition hereto, such tax and/or assessments shall be paid by Tenant.

         Landlord will estimate the obligations anticipated to be required to be paid by Tenant to Landlord as provided in this Section 2.04 and Tenant shall pay 1/12 thereof in equal monthly installments together with the payment of minimum annual rent. In the event that the aggregate of Tenant's installments during the year shall be less than the amount of the obligations due from Tenant, such deficiency shall be paid to Landlord within fifteen (15) days after demand therefor. If there shall have been an overpayment by Tenant, Tenant shall be given a credit towards the next due payment of its share of taxes.

         Notwithstanding any thing in this Section 2.04 to the contrary, all costs and expenses incurred by Landlord during negotiations for or contests of the amount of the taxes shall be included with the term "Taxes". In the event a refund is obtained, Landlord shall credit a portion thereto the next installment of rent due from Tenant in proportion to the share of such taxes originally paid by Tenant from which the refund was derived.

         In addition to the foregoing, Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes levied, assessed or unpaid on any leasehold interest, any right of occupancy, any investment of Tenant in the Demised Premises, or any personal property of any kind owned, installed or used by Tenant, including Tenant's leasehold improvements or on Tenant's right to occupy the Demised Premises.

Section 2.05      Additional Rent

         The Tenant shall pay as additional rent any money and charges required to be paid pursuant to the terms of this Lease Agreement, whether or not the same may be designated "additional rent". If such amounts or charges are not paid at the time provided in the Lease, they shall nevertheless, if not paid when due, be collectible as rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

Section 2.06      Past Due Rent

         If Tenant shall fail to pay any rent or additional rent when the same shall be due and payable, such unpaid amounts shall bear interest from the date thereof to the date of payment at the rate of eighteen percent (18%) per annum.

ARTICLE III       OPERATION AND MAINTENANCE OF COMMON AREAS

Section 3.01      Designation of Common Areas

         For the purpose of this Article and wherever else used in this Lease, the common area shall be defined as to include, by way of illustration and not limitation, all parking areas, access roads and facilities which may be furnished by Landlord in or near the Industrial Park, including the truckway, or ways, driveways, pedestrian sidewalks, landscaped and planting areas, retaining walls, fences, storm sewer systems, lighting facilities, and all other areas and improvements which may be provided by the Landlord for the general use in common of the other Tenants, their officers, agents, employees and customers.

Section 3.02      Construction of Common Areas

         Landlord agrees, at Landlord's sole cost and expense, to hardsurface, properly drain, adequately light and landscape a parking area, or parking areas, together with the necessary access roads within the limits of the Industrial Park. Landlord hereby grants to Tenant and Tenant's employees, agents, customers, and invitees the right, during the term hereof, to use, in common with others entitled to the use thereof, the parking area or areas and access roads within the limits of the Industrial Park. Landlord further agrees to operate, manage and maintain, during the term of this Lease, all parking areas, roads, sidewalks, landscaping, drainage and lighting facilities within the Industrial Park property. The manner in which such areas and facilities shall be maintained and the expenditures thereof shall be at the sole discretion of the Landlord, and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time.

Section 3.03      Tenant's Pro Rata Share of Expenses

         Tenant agrees to pay, in addition to the rental set forth in Article II of this Lease, a proportionate share of the costs, expenses, and other charges incurred in connection with the operation, maintenance and repair of the Common Areas of the Industrial Park and shall include, but not be limited to, the costs and expenses of the following: maintenance of the common areas including policing and security protection: repair and replacement of paving, line painting, sidewalks, planter boxes and entrance canopies, curbs, walkways, landscaping, sprinkler systems, sanitary and storm drainage systems, including retention ponds, water systems, dumpster enclosures and lighting systems (including bulbs and poles); painting of the building; maintenance and repair of the roof, to the sum of which shall be added an amount equal to ten (10%) percent thereof in payment of all of Landlord's administrative costs. The proportionate share to be paid by Tenant shall be computed on the basis that the total floor area of the herein Demised Premises bears to the total floor area of the Industrial Park as determined at the beginning of each calendar quarter.

         Landlord will estimate the obligations anticipated to be required to be paid by Tenant to Landlord as provided in this Section 3.03, and Tenant shall pay 1/12 thereof in equal monthly installments, together with the payment of minimum annual rent. If requested by Tenant, Landlord shall submit a statement showing in reasonable detail for the period in question, all disbursements made in connection with the operation and maintenance herein described. In the event that the aggregate of Tenant's installments during the calendar year shall be less than the amount of the obligations due from Tenant, such deficiency shall be paid to Landlord within fifteen (15) days after demand therefor. If there shall have been an overpayment by Tenant, Tenant shall be given credit toward the next due payment of its share of expenses.

ARTICLE IV        USE OF PREMISES

Section 4.01      Use of Premises

         It is understood and agreed between the parties hereto that said premises during the continuance of the Lease may be used and occupied only for office and warehouse for the manufacturing and distribution of singing machines,

and for no other purpose or purposes without the written consent of Landlord.

         Tenant shall promptly comply with all laws, ordinances and lawful orders and regulations affecting the premises hereby leased, and the cleanliness, safety, occupation and use of same.

Section 4.02      Care of Premises.

         A. Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other tenants in the Industrial Park and shall keep the premises under its control, including sidewalks, and landscaped areas adjacent to the premises clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the leased premises and arrange for the regular pickup of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage of any kind in or about the building. Tenant shall install beige or gray levelors in the Demised Premises.

         B. Tenant shall not keep or display any merchandise or signs on or otherwise obstruct the sidewalks or areaways adjacent to the premises without the written consent of the Landlord. Tenant shall not use or permit the use of any portion of said premises as sleeping apartments, lodging rooms, or for any unlawful purpose or purposes. Tenant shall maintain the windows in a net and clean condition. Tenant shall not make any structural changes in the Demised Premises without the written consent of Landlord. No animals shall be kept in the leased premises. Tenant shall conduct business within the leased premises and the Tenant cannot store any items outside the leased premises. Tenant can only use the Truckwells for Tractor-Trailers, as the Truckwells may retain some water during a storm.

         C.       Environmental Responsibilities

         (1) Tenant and Landlord shall each comply with all applicable environmental laws concerning the proper storage, handling and disposal of any hazardous substances in on or about the Premises. Tenant shall not use, store, generate, treat, or dispose of any hazardous substance on the Premises, or cause, suffer or permit the same to be done by any person without the prior written consent of the Landlord, which consent may be granted or withheld in

Landlord's sole discretion. For purposes of this Lease, the term "hazardous substance" means any substance, the manufacture, use, treatment, storage, transportation, or disposal of which is regulated by any law having as its object the protection of public health, natural resources, or the environment, including, by way of illustration only and not as a limitation, the following: the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Clean Air Act; as each such acts shall be amended from time to time.

         (2) Tenant shall promptly supply to Landlord a copy of the reports of any environmental audit or investigation at any time undertaken on the Premises or adjacent property, all notices, demands, inquiries, or claims received from any person or entity as a result of hazardous substances alleged to be on or emanating from the Premises or adjacent property, and any notices, reports, or applications for licenses, permits, or approvals submitted by or on behalf of Tenant to any environmental regulatory agency affecting the Premises or adjacent property.

         (3) Landlord reserves the right (but shall not have the obligation) to enter upon and inspect the Premises at any time, and from time to time, during Tenant's business hours and, on reasonable notice, at other times. Such inspection may include, without limitations, the taking and analysis of soil borings, samples of ground water or surface water, installation of observation wells, and investigation of the surface or subsurface of the Premises by geophysical means ("Tests"). Tenant shall promptly furnish to Landlord any information requested by or on behalf of Landlord concerning Tenant's operations on the Premises and or adjacent property, whether or not such information of the proprietary nature. Landlord's inspection and testing rights are for Landlord's own protection only and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with environmental laws, as a result of the exercise, or non-exercise of such rights.

         (4) In the event that any hazardous substance is discovered to have been released upon or from the Premises during the term of this Lease, whether such discovery is made during the term of this Lease or at any time thereafter, Tenant shall, at its sole cost and expense, take all steps necessary to remove and properly dispose of such hazardous substance and cleanup or repair any contamination or damage resulting therefrom, in full compliance with all applicable laws and regulations and to the reasonable satisfaction of Landlord. Tenant agrees to defend, indemnify and hold Landlord harmless from and against
(i) any liabilities, including judgment, court costs, and actual attorney fees claimed or asserted against or sustained by Landlord resulting from Tenant's failure to fully comply with the provisions of this Section 4.02 and (ii) any costs for inspections, tests or studies referenced in Section 4.02 (c) (3) which are incurred by Landlord.

ARTICLE V         UTILITY SERVICES

Section 5.01 Landlord's Obligation to Make Utility Services Available and Option to Supply Such Services

         Landlord agrees to provide and maintain the necessary mains and conduits in order that water and sewer facilities, gas (if available) and electricity may be available to the Demised Premises, and Tenant agrees to promptly pay for its use of the same.

Section 5.02      Tenant's Obligation for Payment

         The obligation of Tenant to pay for water, gas, if available, and electricity, as herein provided, shall commence as of the date on which possession of the Premises is delivered to Tenant as provided for in Article I,
Section 1.04 of this Lease, without regard to the formal commencement date of this Lease, Landlord shall not be liable for damages or otherwise should the furnishing of any services supplied by others to the Demised Premises be interrupted by fire, accident, riot, strike, act of God, or the making of necessary repairs or improvements or other cause beyond the control of Landlord. To the extent said utilities in whole or in part are not furnished by Landlord. Tenant covenants that it will maintain and pay for when due all utility services.

ARTICLE VI        MAINTENANCE OF LEASED PREMISES

Section 6.01      Landlord's and Tenant's Obligations for Maintenance

         Landlord shall keep the four outer walls and roof of the Demised Premises in good repair, except that Landlord shall not be called to make any such repairs occasioned by the act of negligence of Tenant, its agents, or employees, except to the extent that Landlord is reimbursed therefor under any policy of insurance permitting waiver of subrogation in advance of loss. Landlord shall be reimbursed for all roof repairs except replacement costs of the roof pursuant to Section 3.03. Tenant shall notify Landlord of any repairs which are the responsibility of the Landlord to perform. Landlord shall not be called upon to make any other improvements or repairs of any kind upon said premises and appurtenances, and said premises and appurtenances shall at all times be kept in good order, condition and repair by Tenant, and shall also be kept in a clean, sanitary, and safe condition in accordance with the laws of the State of Florida, and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinances and otherwise touching said premises. Tenant shall permit no waste, damage or injury to said premises, and Tenant shall at its own cost and expense will maintain and replace any glass windows, skylight, roof exhaust fans, interior electrical systems, heating, ventilating, and air conditioning systems, interior above ground plumbing, ventilating fans, overhead doors, and front doors, door hardware and frames; dock, levelers, if provided, in the premises, which may be broken. At the expiration of the tenancy created hereunder, Tenant shall surrender the premises in good condition and free from vermin, reasonable wear and tear, loss by fire or other unavoidable casualty excepted. Notwithstanding any in this Article contained, there shall be no obligation on the part of Tenant to comply with any of the laws, directions, rules and regulations referred to which may require structural alterations, structural changes, structural repairs, or structural additions, unless made necessary by act of work performed by Tenant, in which event Tenant shall comply at its sole expense. Tenants shall perform normal maintenance on a timely schedule which would include changing the HVAC filters.

Section 6.02      Abuse of Plumbing, Walls, Etc.

         The plumbing facilities and adjoining or connecting sewer lines or mains shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall or whose employees, agents, invitees, or licensees shall have caused it. The Tenant, its employees or agents, shall not paint, alter or deface any walls, ceilings, partitions, floors, wood, stone or iron work with the Landlord's written consent being first obtained.


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ARTICLE VII       SIGNS

Section 7.01

         Tenant shall not erect or install any exterior or interior window or door signs or advertising media or window or door lettering, or placards without the previous written consent or Landlord. Any signs erected by the Tenant shall be in conformance with any governmental laws. Tenant agrees not to use any advertising media that shall be deemed objectionable to Landlord or other tenants, such as loud speakers, phonographs, or radio broadcast in a manner to be heard outside the leased premises. Tenant shall not install any exterior lighting or plumbing fixtures, shades or awnings, or any exterior decorations or painting, or build any fences or make any changes to the building exterior without the previous written consent of Landlord. Notwithstanding anything herein or elsewhere to the contrary contained, any sign)s) which Tenant may install in or about the demised premises with the approval of Landlord either simultaneously with the execution of this Lease Agreement or subsequently shall be removed at the termination of this Lease and the Tenant shall restore the area when the sign was mounted to its original condition.

ARTICLE VIII      ALTERATIONS

Section 8.01

         All alterations, additions, improvements and fixtures (other than trade fixtures) which may be made or installed by either of the parties hereto upon the premises and which in any manner are attached to the floors, walls or ceilings or any extension thereof shall be the property of Landlord, and at the termination of this Lease shall remain upon and be surrendered with the premises as a part thereof, without disturbance, molestation or injury. Any floor covering, irrespective as to manner affixed, shall be and become the property of the Landlord absolutely; provided, however, that Landlord may designate by written notice to Tenant those alterations, additions, improvements and fixtures, which shall be removed by Tenant at the expiration or termination of the Lease, and Tenant shall promptly remove the same and repair any damage to the leased premises caused by such removal of any of the foregoing, to the condition as when originally received by Tenant, reasonable wear and tear excepted. Further, Tenant shall likewise remove its machinery and equipment at the expiration or termination of this Lease and repair any damage to the leased premises caused by such removal, restoring the premises to the condition as when originally received by Tenant, reasonable wear and tear excepted.

ARTICLE IX        INSURANCE AND INDEMNITY

Section 9.01      Covenant to Hold Harmless

         Landlord shall be defended and held harmless by Tenant from any liability for damages to any person or any property in or upon said premises and the sidewalks, driveways and landscaped areas adjoining same, including the person and property of the Tenant, and its employees and all persons in the building at its or their invitation or with their consent. It is understood and agreed that all property kept, stored or maintained in the Demised Premises shall be so kept, stored or maintained at the risk of Tenant only. Tenant shall not suffer or give cause for the filing of any lien against the Demised Premises.

Section 9.02      Fire Insurance Premium

         Tenant shall not carry any stock of goods or do anything in or about said premises which will in any way tend to increase the insurance rates of said premises and in the buildings of which they are a part. Tenant agrees to pay, in addition to its prorata share of all insurance costs as described in this Lease Agreement, the total of any increase in premiums for insurance against loss by fire that may be charged during the terms of this Lease on the amount of insurance to be carried by Landlord on said premises and the buildings of which they are a part, resulting from the business carried on in the leased premises by Tenant, whether or not Landlord has consented to the same. If Tenant installs any electrical equipment that overloads the lines in the herein leased premises. Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the Insurance Underwriters and governmental authorities having jurisdiction.

Section 9.03      Tenant's Obligation to Carry Public Liability Insurance

         Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability insurance with respect to the Demised Premises and the business operated by Tenant and/or any sub-tenants of Tenant in the Demised Premises, in which both Landlord and Tenant shall be named as parties covered thereby, or which provides equivalent protection to and is approved by Landlord, and in which the limits of liability shall be not less than Five Hundred Thousand Dollars ($500,000) per person and One Million Dollars ($1,000,000) for each accident or occurrence for bodily injury and Two Hundred Fifty Thousand Dollars ($250,000) for property damages.

         Tenant shall furnish Landlord with a certificate or certificates of insurance, or other acceptable evidence that such insurance is in force at all times during the term hereof.

Section 9.04      Insurance Costs

         A. Tenant shall pay to Landlord as additional rent during each lease year, the cost of all insurance policies including, by way of illustration and not limitation, the cost of covering all risks of loss to all of the buildings and improvements on or about the Industrial Park on the full replacement value of the buildings and all improvements thereon, and rental income protection coverage, and public liability insurance including umbrella coverage as Landlord shall deem necessary and desirable during the term of the Lease, payable by Landlord, in any lease year or portion thereof following the Commencement Date of the Lease. Insurance costs shall be prorated as of the Commencement Date and the Termination Date of the Lease. For the purposes of this Section, Insurance costs shall include any deductible required to be paid as a result of any insurance claim by any insurance policy in force for the leased premises. Tenant hereby acknowledges and agrees to pay such deductibles upon request by Landlord after any loss or damage to the leased premises.

         B. Tenant's proportionate share shall be computed on the basis that the first floor area of the Demised Premises bears to the total first floor area of the Industrial Park as determined at the beginning of each calendar quarter.

         C. Landlord will estimate the obligations anticipated to be required to be paid by Tenant to Landlord as provided in Section 9.04 and Tenant shall pay 1/12 thereof in equal monthly installments, together with the payment of minimum annual rent. In the event that the aggregate of Tenant's installments during the year shall be less than the amount of the obligations due from Tenant, such deficiency shall be paid to Landlord within fifteen (15) days after billing is presented therefor by Landlord. If there shall have been an overpayment by Tenant, Tenant shall be given a credit towards the next due payment of its share of the insurance costs.


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ARTICLE X         ASSIGNMENT AND SUBLETTING

Section 10.01

         Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein without the previous written consent of Landlord, and not to sublet said premises or any part or parts thereof, and Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of said premises shall not operate to exhaust Landlord's rights under this Article. In the event of any assignment or sublease of all or any portion of the Premises where the rental or other consideration reserved in the sublease or by the assignment exceeds the rental or prorata portion of the rental as the case may be, for such space reserved in the Lease, Tenant agrees to pay Landlord monthly, as additional rent, on the first day of each month, the excess of the rental or other consideration reserved in the sublease or assignment over the rental reserved in this Lease applicable to the subleased/assigned space. Tenant acknowledges that Landlord selected Tenant in part on the basis of Tenant's proposed use and occupation of the Premises, and agrees that Landlord may withhold consent to any proposed sublease or assignment if the sub-tenant's or assignee's business or proposed use of the premises would be physically injurious to the Building or would detract from the reputation of the Industrial Park, if any, within which the Premises are located.

ARTICLE XI        ACCESS TO PREMISES

Section 11.01     Right of Entry by Landlord

         Landlord shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same, or of making repairs, additions or alterations to the Demised Premises or any property owned or controlled by Landlord. If Landlord deems any repairs required to be made by Tenant necessary, it may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord the cost thereof with interest at eighteen percent (18%), and if it shall default in such payment, Landlord shall have the remedies provided in
Article XV.

Section 11.02     Landlord's Right to Exhibit Premises

         For a period commencing ninety (90) days prior to the termination of this Lease, Landlord may have reasonable access to the premises herein demised for the purpose of exhibiting the same to prospective tenants.

ARTICLE XII       EMINENT DOMAIN

Section 12.01     Total Condemnation

         If the whole of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the rent shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance.

Section 12.02     Partial Condemnation

         If less than the whole, but more than 25% of the leased premises shall be taken under eminent domain, Tenant shall have the right either to terminate this Lease and declare the same null and void, or, continue in the possession of the remainder of the leased premises, and shall notify Landlord in writing prior to any such taking or Tenant's intention. In the event Tenant elects to remain in possession, all of the terms herein provided shall continue in effect, except that the minimum rent shall be reduced in proportion to the amount of the premises taken and Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the basic building, front and interior work as covered by Description of Landlord's Work attached hereto so as to constitute the remaining premises a complete architectural unit.

Section 12.03     Landlord's and Tenant's Damages

         All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises; provided, however, that Landlord shall not be entitled to the award made to Tenant for loss of business, depreciation to, and cost of removal of stock and fixtures.

ARTICLE XIII      DESTRUCTION OR DAMAGE TO DEMISED PREMISES

Section 13.01     Reconstruction of Damaged Premises

         In the event the Demised Premises shall be partially or totally destroyed by fire or other casualty insurable under full standard extended coverage insurance, as to become partially or totally untenable, the same shall be repaired as speedily as possible at the expense of Landlord, unless Landlord shall elect not to rebuild as hereinafter provided, and a just and proportionate part of the rent shall be abated until so repaired. The obligation of Landlord hereunder shall be limited to the basic building and interior work as covered by Description of Landlord's Work attached hereto. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment or any alterations or additions to the leased premises accomplished by or on behalf of the Tenant. The obligations of Landlord hereunder shall be conditioned upon Tenant's payment of any deductible required by the insurance policy in force for the leased premises.

Section 13.02

         If (i) either the Demised Premises or the building in which it is located containing floor space (taken in the aggregate) shall be damaged to the extent of more than 25% of the cost of replacement thereof, respectively, or
(ii) the proceeds of Landlord's insurance recovered or recoverable as a result of the damage shall be insufficient to pay fully for the cost of replacement of so much of the Demised Premises and/or the building in which they are located as was included in the Landlord's Work provided in Section 1.03 hereof or (iii) the Demised Premises or the building shall be damaged as a result of a risk which is not covered by Landlord's in insurance or (iv) the Demised Premises shall be damaged in whole or in part during the last two years of the Lease Term or (v) the building in which the Demised Premises as a part shall be damaged to the extent of 50% or more of the cost of replacement thereof, whether or not the Demised Premises shall be damaged; then, and in any of such events, Landlord may terminate this Lease by notice given within ninety (90) days after such event, and upon the date specified in such notice, which shall not be less than thirty



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

(30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate and come to an end and Tenant shall vacate and surrender the Demised Premises. If the casualty, repairing or rebuilding shall render the Demised Premises untenable in whole or in part, an equitable abatement of the Fixed Minimum Rent and Additional Rent shall be allowed from the date when the damage occurred until completion of the Landlord's repairs or rebuilding or, in the event Landlord elects to terminate this lease, until said date of termination taking into account, among other things, the amount and location of the floor space of the Demised Premises rendered untenable.

Section 13.03

         If this Lease shall not be terminated as provided above, Landlord shall, at its expense, proceed with the repair or restoration of the Demised Premises and the building. All repairs and restoration of the Demised Premises not involved in Landlord's Work shall be performed by Tenant at its expense. All salvage from repair or restoration work done at any time pursuant to this Section shall belong to Landlord, who shall not be accountable therefor to Tenant.

Section 13.04

         The "cost of replacement" as such term is used in Section 13.02 above shall be determined by the company or companies s Selected by the Landlord insuring Landlord against the casualty In question, or, if there shall be no Insurance, then as the parties hereto shall agree, or, in the absence of an insurance company determination or an agreement, as shall be determined by arbitration in Broward County, Florida, in accordance with the provisions of
Section 682, Florida Statutes.

Section 13.05

         If the Demised Premises and/or the building shall be damaged or destroyed due to the fault and/or negligence of Tenant, its agents, employees or Invitees. Tenant shall at its expense, repair or restore the Demised Premises or building and the Fixed Minimum Rent, Tax Rent and all other additional rents and charges herein shall not abate.

Section 13.06     Subrogation

         The Tenant shall be release from any liability resulting from damage by fire or casualty (irrespective of the cause of such fire or casualty) upon the express proviso that if at any time Landlord's insurance shall refuse waivers of subrogation, Landland may in each instance revoke said waiver of subrogation effective thirty (30) days from date of notices, unless within such thirty (30) days prior. Tenant is able to ensure and furnish to the Landlord insurance in other companies with such waivered subrogation. If Tenant can secure such other insurance, then the Landlord shall pay so much of the cost thereof as Landlord was paying for its own insurance, and the Tenant shall pay the remainder.


ARTICLE XIV       BANKRUPTCY OR INSOLVENCY

Section 14.01 Landlord's Option to Terminate Upon Insolvency of Tenant or Guarantor Under State Insolvency Law of Upon Insolvency of Tenant or Guarantor Under Federal Bankruptcy Act.

         In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant or and guarantor of Tenant's obligations hereunder ("guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future Insolvency law under the laws of any state having jurisdiction ("state law"), or if any proceedings are filed by or against such guarantor or tenant under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a receiver or trustee of the property of Tenant or guarantor shall be appointed under state law by reason of Tenant's or guarantor's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's or guarantor's property for the benefit of creditors under state law, then and in such event Landlord may at its option terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after occurrence of such event. I n a reorganization under Chapter 11 of the Federal Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

ARTICLE XV        DEFAULT OF THE TENANT


Section 15.01     Right to Re-enter

         In the event of any failure of Tenant to pay any rental due hereunder within five (5) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant or Guarantor for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant or Guarantor shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant or Guarantor in any Court pursuant to any statute either of the United States of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or Guarantor's property, or if Tenant or Guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant or Guarantor shall abandon said premises, or suffer this Lease to be taken under any writ of execution, then Landlord, besides other rights and remedies it may have, shall have the right of reentry provided by Florida law which provides for notice to Tenant and a judicial hearing. After notice and a final judgment, Landlord may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account: of Tenant, and all without liability to Landlord for any loss or damage which may be occasioned thereby.

         Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions of Landlord in its sole discretion may doom advisable; upon each such reletting all rentals received by Landlord from such relening shall be applied, first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. If such rentals received from such reletting during any month be more than that to be paid during that month by Tenant hereunder, then such excess shall not benefit Tenant by reducing the amount of any of Tenant's obligations due Landlord. Any amounts obtained by reletting shall be for the sole benefit of Landlord. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part


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
to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, it any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the amount, if any, actually received by Landlord from the reletting of the leased premises, all of which amount shall be immediately due and payable from Tenant to Landlord. (n determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum rent paid by Tenant from the commencement of the term to the time of default, or during the proceeding three full calendar years, whichever period is shorter. Whether or not forfeiture has been declared, Landlord will not be obligated or responsible, in any way, for failure to release the Premises or, in the event that the Premises are released, for failure to collect the rent under such re leasing. The failure of Landlord to re-lease all or any part of the Premises will not release or affect Tenant's liability for rent or damages,

Section 15.02     Legal Expenses

         In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rant or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including reasonable attorney's fee.

Section 15.03     Waiver of Jury Trial and Counterclaims

         The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties any way connected with this Lease relating to any monetary defaults.

Section 15.04     Curing of Tenant's Default

         Notwithstanding anything herein contained to the contrary, if Tenant shall be in default in the performance of any of the terms or provisions of this Lease and if Landlord shall give to Tenant notice in writing of such default specifying the nature thereof, and if Tenant shall fail to cure such default within the time provided in Section 15.01 hereof, or immediately if such default requires emergency action, Landlord may, in addition to its other legal and equitable remedies, cure such default for the account of and at the cost and expense of' tenant and the sums so expended by Landlord, together with an administrative fee equal to twenty-five percent (25 percent) of the sum expended by Landlord, shall be deemed to be additional rent and shall be paid by Tenant on the day when rent shall next become due and payable.

ARTICLE XVI       TENANT'S PROPERTY

Section 16.01     Taxes on Leasehold

         Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the leased premises by the Tenant.

Section 16.02     Notice by Tenant

         Tenant shall give immediate notice to Landlord in case of fire or accidents in the leased premises or in the building of which the premises are a part, or of defects therein any fixtures or equipment.

ARTICLE XVII      QUIET ENJOYMENT


Section 17.01      Landlord's Covenant

         Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenant:., terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE XVIII     HOLDING OVER, SUCCESSORS

Section 18.01     Holding Over

         If Tenant remains in possession of the leased premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the leased premises as a tenant from month to month, and Tenant will be responsible for the rent and all other charges on a monthly basis with no prorations, subject to all the provisions of this Lease to the extent that they can be applicable to a month to month tenancy, except that the minimum rental for each month will be increased to an amount established by Landlord. The new monthly amount will be established by written notice from Landlord to Tenant.

Section 18.02     Successors

         All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants, and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord In writing as provided in Section
10.01 hereof.

ARTICLE XIX       CERTAIN RIGHTS OF LESSOR WITH RESPECT TO THE LAND

Section 19.01     Easements and Utilities

         The Landlord shall have the right, without the consent of Lessee, to grant to adjacent land owners, purchasers, Tenants or occupants or any governmental agency or public or private utility company, including Tenant, at any time and from time to time during the term of the Lease, as extended easements and rights of ingress, egress and common use and enjoyment with respect to the roads, walks, unimproved portions of the land, water, sewage, telephone, gas and electricity lines, and Landlord may at anytime and from time to time grant easements, public and private, for such purposes to itself and to others, and relocate any easements now or hereafter affecting the land.


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ARTICLE XX        MISCELLANEOUS

Section 20.01     Waiver

         One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition. and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

Section 20.02     Subordination

         Tenant hereby grants the right to Landlord to. and Landlord hereby reserves the right to, subject and subordinate this Lease (at all times) to any mortgage(s) or deeds) of trust that may hereafter be placed upon the Demised Premises and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements and extensions thereof. Landlord may execute and deliver any instrument or instruments subordinating this Lease to any such mortgage or deed of trust without any further action or consent by Tenant. and Tenant hereby irrevocably appoints the Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of the Tenant. Tenant additionally hereby grants to any first mortgagee of the leased premises the right to subject and subordinate this Lease (at all times) to any such first mortgage and to any and all advances to be made thereunder, and to the interest thereon and all renewals, replacements and extensions thereof. Any such first mortgages may execute and deliver any instrument or instruments subordinating this Lease to any such first mortgage without any further action or consent by Tenant, and Tenant hereby irrevocably appoints such first mortgagee the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of the Tenant. In confirmation of any such subordination, the Tenant shall promptly execute any certificate that the the Landlord or such first mortgagee may request.

Section 20.03     Notices

         Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing, addressed to Tenant at the last known post office address or office address of Tenant or at the leased premises, and sent by registered or certified mail with postage prepaid, and if such notice to Landlord is in writing, addressed to the last mown post office address of Landlord and sent by registered or certified mail with postage prepaid. Notice must be sent to but one Tenant or Landlord where Tenant or Landlord is more than one person.

Section 20.04     Construction

         Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant, Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. In the event any language is deleted from this Lease said language shall be deemed to have never appeared and no other implication shall be drawn therefrom.

Section 20.05     Non-Liability

         Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises, if any, or any part of the premises adjacent to or connected with the premises hereby leased or any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss or property within the Demised Premises from any cause whatsoever

         Notwithstanding any provisions of this Lease to the contrary, Tenant acknowledges and agrees that no personal liability of any kind under any of the terms, conditions or provisions of this Lease shall attach to the Landlord (including any joint venturer of the joint venture which is the Landlord hereunder or any leasing agent, broker or other agent or representative of Landlord) for the payment of any amounts payable under this Lease or for the performance of any terms, conditions or provisions required to be performed by Landlord under this Lease. If Landlord shall fail to perform any term, condition or provision of this Lease required to be performed by Landlord and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution and levy of such judgment against the right, title and interest of the Landlord in the building of which the Tenant's Demised Premises are a part, and neither Landlord nor any of the joint venturers of the joint venture which is the Landlord hereunder shall be personally liable for any Such judgment or monetary deficiency.

Section 20.06     Net Lease

         It is the intent of the parties that the within Lease be a net, not, net Lease.

Section 20.07 Financing and Tenant's Acknowledgment of Acceptance of Premises

         Notwithstanding anything herein or elsewhere to the contrary contained.

         A. The Landlord shall not be obligated to proceed with the construction of the leased promises unless and until financing; acceptable to Landlord is obtained. Should such financing not be obtainable within six (6) months after completion of final plans and specifications, Landlord may so notify Tenant in writing, and this Lease shall thereupon cease and terminate, and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder. If Landlord can obtain financing only upon the basis of modification of the terms and provisions of this Lease, the Landlord shall have the right to cancel this Lease if the Tenant refuses to approve in writing any such modifications within thirty (30) days after Landlord's request therefor. If such right to cancel is exercised, this Lease shall thereafter be null and void, any money or security deposited hereunder shall be returned to the Tenant, and neither party shall have any liability to the other by reason of such cancellation.

         B. Tenant agrees to furnish Landlord, upon request and after Tenant has taken possession of the Demised Premises, a letter addessed to Landlord's mortgagee or financial institution, giving the information, as described in the attached Exhibit "C".

         Failure of Tenant to provide Landlord such a letter at the request of Landlord, Landlord's mortgagee or financial institution at any time during the lease term as above described, shall give Landlord the right to cancel this Lease at that time upon five (5) days written notice to Tenant of such cancellation, and the Tenant shall remain liabile to the Landlord for any damages sustained by the Landlord because of such failure by the Tenant.

Section 20.08     Accord and Satisfaction

         No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rental herein stipulated shall be deemed t:) be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 20.09     Captions and Section Numbers

         The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

Section 20.10     Partial Invalidity

         If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 20.11     No Option

         The submission of this Lease for examination does not constitute a reservation of or option for the leased premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

Section 20.12     Recording

         This Lease shall not be recorded by the Tenant. However, it may be recorded by Landlord at Landlord's option. If this Lease is recorded by Tenant without the written consent of the Landlord, then this Lease may, at any time, without notice and whenever the Landlord so elects, be declared by Landlord null and void,

Section 20.13     Sale or Transfer of the Demised Premises

         Upon any sale or transfer, including any transfer by operation of law, of the Demised Premises, or the Industrial Park, Landlord shall be relieved from all subsequent obligations and liabilities under this Lease as long as successor Landlord assumes all of the obligations of the lease

Section 20.14     Liens

         In the event a mechanic's lien shall be filed against the Demised Premises or Tenant's interest (herein as a result of the work undertaken by Tenant to ready the Demised Premises for the opening of Tenant's business or as a result of any repairs or alterations made by Tenant, Tenant shall, within ten
(10) days after receiving notice of such lien, discharge such lien, either by payment of the indebtedness due the mechanic's lien claimant or by filing a bond (as provided by statute) as security therefore. If Tenant shall fail to cause such lien to be discharged upon demand, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord and the amount so paid by Landlord and/or all costs and expenses, including reasonable attorney's fees, incurred by Landlord in procuring the discharge of such lien shall be deemed to be additional rent. Nothing in this Lease contained shall be construed as a consent on the part of the Landlord to subject Landlord's estate in the Demised Premises to any lien or liability under the Lien Law of the State of Florida.

         Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Demised Premises to any mechanics or materialmen's liens or liens of any kind. In accordance with the applicable provisions of the Florida Lien Law, it is specifically provided that neither Tenant or anyone claiming by, through or under Tenant, including, but not limited to, contractors, subcontractors, materialmen, mechanics, and laborers shall have any right to file or place any mechanics and laborers, mechanics or material men's liens of any kind whatsoever upon the Demised Premise nor upon any building or improvements thereof, and any such liens are hereby prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord's interest to any claim or lien of any kind or character, and all persons so dealing with Tenant must look solely to the credit of Tenant and not to Landlord's interest or assets. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder shall promptly notify the contractor making such improvements to the Demised Premises of this provision exculpating Landlord's liability for such liens,

Section 20.15     Attornment

         In the event any proceedings are brought for foreclosure or in the event of exercise of the power of sale under any mortgage made by Landlord covering the leased premises, or areas surrounding same, Tenant shall, at the option and request of purchaser, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease,

Section 20.16     Set-Off Statement

         Tenant agrees within ten (10) days after any request therefor by the Landlord to execute in recordable form and deliver to Landlord a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without set-off or defense thereto, (d) the amount of rent, if any, paid in advance, and (e) that there are no uncured defaults by Landlord or stating those claimed by Tenant.

 Section 20.17    Entire Agreement

         This Lease shall constitute the entire agreement of the parties hereto. All prior agreements, statements or representations between the parties and their agents and/or employees, whether written or oral, are expressly merged herein and if not contained in this Lease agreement shall be of no force or effect. This Lease agreement shall not be modified, changed, altered, or discharged whatsoever, excepting only by an agreement in writing and executed by both Landlord and Tenant.

Section 20.18     Brokerage

         Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, and Tenant covenant's pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof based upon or arising out of any acts or dealings which Tenant or any representative of Tenant has had or is claimed to have had with such broker or agent.

Section 20.19     No Oral Changes

          This Lease may not be changed or terminated orally but only upon an agreement In writing signed by the parties hereto.

Section 20.20     No Representations by Landlord

         Landlord or landlord's agents have made no representations, warranties or promises with respect to the Demised Premises or the building except as herein expressly set forth.

Section 20.21     Corporate or Partnership Tenant

         If Tenant is or will be a corporation, partnership, or other entity, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant has been duly organized and is qualified or authorized to do business in the State of Florida; and that the person(s) executing this Lease on behalf of Tenant is (are) duly authorized to sign and execute this Lease. Furthermore, prior to the Commencement Date, Tenant shall provide Landlord with evidence of the foregoing which, where applicable, will include a certificate from the State of Florida that Tenant is qualified to do business in that state, and a certified resolution of the Board of Directors or partners of Tenant that the person(s) executing this Lease on behalf of Tenant was (were) duly authorized to do so. Furthermore, Tenant agrees to take any and ail necessary action to keep its existence as an entity in good standing throughout the term of this Lease in the state in which Tenant has been organized and, If such state is other that the State of Florida, to continue to be qualified to do business in the State of Florida.

Section 20.22     Damage From Roof Leaks

         As to Tenant's machinery, equipment and Inventory:

         Tenant understands and agrees that the Landlord shall have no liability for any resultant damage from any leaks as a result of excessive rain, roofing defects or hurricane damage, and that it shall be the responsibility of the Tenant to protect itself as it sees fit concerning any leakage of water whatsoever, either from the roof, leaking or burst pipes or from any other source.

Section 20.23     Security Deposit

         The Tenant has, simultaneously herewith, deposited with Landlord, the Sum of Five thousand four hundred twelve and 00/100 Dollars ($5,512.00).
Said deposit shall be held by Landlord as security for the faithful performance by Tenant of the terms, covenants, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect to any of the terms, covenants, provisions and conditions of this Lease, including but not limited to the payment of rental, Landlord may, but in no event shall Landlord be required to, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rental or any other sum as to which Tenant is in default or any sum which Landlord may expend or may be required to expend, including attorney's fees, by reason of Tenant's default, in respect to any of the terms ,covenants, provisions and conditlons of this Lease, including but not limited to any damages or deficiencies in the reletting of the premises, whether such damages or deficiencies accrued before or after summary proceedings or other reentry by Landlord. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rental or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Said security deposit if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned to the Tenant when this Lease is terminated, according to these terms and in no event is said security deposit to be returned until the Tenant has vacated the premises and delivered possession to the Landlord upon the terms and conditions as provided and required under this Lease. In the event of a sale of the land and building or leasing of the same of which the premises form a part, Landlord stall have the right to transfer the security to the vendee or the lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the security deposited hereunder and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Landlord shall not be required to segregate Tenant's security deposit, nor shall Tenant be entitled to any interest on the aforesaid deposit or security. It is expressly understood and agreed that the issuance of a writ or restitution and the reentering of the premises by Landlord for any default on the part of Tenant prior to the expiration of the term, shall not be deemed such a termination of this Lease as to entitle Tenant to the recovery of the said security and that the said deposit shall be retained and remain in the possession of Landlord until the end of the term as hereinbefore stated.

Section 20.24     Administrative Charge

         All rent is due on the first of the month. Any rent paid after the tenth of any month will be subject to a service charge of 10% of the minimum rent due, which will be for administrative expenses.

Section 20.25     Laws of the State of Florida

         This Lease shall be governed by and construed !n accordance with the laws of the State of Florida.

Section 20.26     Counterparts

         This Lease shall be executed by Landlord and Tenant in two counterparts, each of which shall be deemed to be an original but both of which shall constitute one and the same agreement. If requested by Landlord or any mortgagee holding any mortgage encumbering the leased premises or any part thereof, Tenant agrees to execute and deliver to Landlord or any such mortgagee within five (5) days of such request a duplicate original of this Lease together with all exhibits, drawings, riders or amendments thereto.

Section 20.27     Right to Plat

         Landlord reserves the right to plat or otherwise subdivide the property during the term of the Lease and Tenant agrees to cooperate with Landlord.

Section 2028      Radon Gas

         Florida State Law requires that every lease contain the following statement:

         "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guideline:, have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         Section 20.29 Tenant's Time to Sue

         A. Commencement of Action. Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right or defense.

         B. Tenant Acknowledgment. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of Paragraph A is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

Section 20.30     Rider

         A Rider is attached hereto and made part hereof.

         IN WITNESS WHEREOF, Landlord and Tenant have signed their names and affixed their seals the day and year first above written.


SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:

                                       LANDLORD:
                                       LYONS CORPORATE PARK



/s/  Vicki Buzzell                     By: /s/ Augustine Ferrera
-------------------------------        --------------------------------------
                                       Augustine Ferrera
/s/ [ILLEGIBLE]                        Secretary/Treasurer for
-------------------------------        Rocco Ferrera & Co., Inc.




                                       By: /s/ Lee S. Lasser
                                       --------------------------------------
                                       Lee S. Lasser, Trustee


                                      TENANT: The Singing Machine Co., Inc.
                                              (A Florida Corporaton)


/s/  Melody Schwab                    By: /s/ John Klecha
-------------------------------       --------------------------------------

/s/ Teresa Marco                      Title: CFO
-------------------------------              -------------------------------

                                   INDIVIDUAL

STATE OF          )
COUNTY OF         ) ss

On this day of ____________________, 20___________________, before me personally appeared ______________________________________________________________________
who did acknowledge before me that he/she executed the within and foregoing instrument by his free act and deed for the purpose therein expressed.


            (SEAL)                 --------------------------------------------
                                      Print, Type or Stamp Name of Notary


                         PERSONALLY KNOWN ______________________________________

        OR PRODUCED IDENTIFICATION______________________________________________

TYPE OF IDENTIFICATION PRODUCED_________________________________________________


                           PARTNERSHIP OR CORPORATION

STATE OF FLORIDA    )
                    )ss
COUNTY OF BROWARD   )


The foregoing instrument was acknowledged before me this 8th day of April, 1999 by John Klecha, as CFO for The Singing Marchine


                                 /s/ Vickie Buzzell
         (SEAL)                -------------------------------------------------
                                Print, Type or Stamp Name of Notary


                         PERSONALLY KNOWN
                                          --------------------------------------

              OR PRODUCED IDENTIFICATION
                                          --------------------------------------

         TYPE OF IDENTIFICATION PRODUCED
                                          --------------------------------------



STATE OF FLORIDA    )
                    )ss
COUNTY OF BROWARD   )


The foregoing instrument was acknowledged before me this 12th day of April, 1999 by AUGUSTINE FERRERA,SECRETARY/TREASURER FOR ROCCO FERRERA & CO., INC.
He is personally known to me.

My Commission Expires:

                                 /s/ Vickie Buzzell
         (SEAL)                -------------------------------------------------
                                Print, Type or Stamp Name of Notary


                         PERSONALLY KNOWN
                                          --------------------------------------

              OR PRODUCED IDENTIFICATION
                                          --------------------------------------

         TYPE OF IDENTIFICATION PRODUCED
                                          --------------------------------------

STATE OF FLORIDA    )
                    )ss
COUNTY OF BROWARD   )


The foregoing instrument was acknowledged before me this 12th day of April, 1999 by LEE S. LASSER, TRUSTEE. He is personally known to me.


                                 /s/ Vickie Buzzell
         (SEAL)                -------------------------------------------------
                                Print, Type or Stamp Name of Notary

RIDER NO. 1 ATTACHED TO AND MADE A PART OF LEASE AGREEMENT DATED March 31, 1999 BETWEEN ROCCO FERRERA & CO. INC. (A MICHIGAN CORPORATION) AND LEE S. LASSER, TRUSTEE OF THE LEE S. LASSER TRUST DATED AUGUST 25, 1972, AS AMENDED, d/b/a LYONS CORPORATE PARK, LANDLORD AND THE SINGING MACHINE CO., INC. (A FLORIDA CORPORATION)

AS TENANT, DATED THE 31ST DAY OF MARCH, 1999.

1. Landlord and Tenant agree that Landlord has supplied and placed in the demised premises, storm shutters and bolts to cover all of the glass in front of the bay and the front door. Tenant agrees that it is the sole responsibility of Tenant to install the storm shutters should the need arise. At the termination of the occupancy, the Tenant agrees to return the shutters and bolts to the Landlord in good condition.


                                       LANDLORD:
                                       LYONS CORPORATE PARK

Witnesses:

/s/  Vicki Buzzell                     By: /s/ Augustine Ferrera
-------------------------------        --------------------------------------
                                       Augustine Ferrera, Secretary for
/s/ Frank [ILLEGIBLE]                  Rocco Ferrera & Co., Inc.
-------------------------------        (A Michigan Corporation)



                                      TENANT: The Singing Machine Co., Inc.
                                              (A Florida Corporaton)


/s/ Melody Schwab                     By: /s/ John Klecha
-----------------                      --------------------------------------
                                          Chief Financial Officer
/s/ Teresa A. Marco
-------------------

                                  EXHIBIT "A"
                                  -----------


                               LEGAL DESCRIPTION
                               -----------------


         Lot 1 & 2 of Lyons Business Park according to the Plat thereof as recorded in Plat Book 137, Page 47, of the Public Records of Broward County.

                                  EXHIBIT "B"
                                  -----------





                                   SITE PLAN






                               [GRAPHIC OMMITTED]

                                  EXHIBIT "C"
                                  -----------

LEASE DATE:
-----------

LANDLORD:
---------

TENANT:
-------

PREMISES:
---------

AREA:                _____________________________ Sq. Ft.
-----


                  The undersigned Landlord and Tenant of the above lease hereby certify to _____________________ as mortgages, the following:

                  1. That the term of the lease commenced on ______________, 19__ and the Tenant is in full and complete possession of the premises demised under the lease and has commenced full occupancy and use of the premises, such possession having been delivered by the Landlord and having been accepted by the Tenant. (May be omitted where term has not commenced and Tenant is not yet in occupancy.)

         2. That the lease calls for and Tenant is paying monthly rental installments of $___________ which commenced to accrue on the ____ day of ____________, 19__.

         3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month and the last month of the lease term (if applicable) and the rent has been paid to and including _____________, 19__.

         4. That a security deposit in the amount of $___________ is being held by Landlord, which amount if not subject to any set off or reduction or to any increase for Interest or other credit due to Tenant.

         5. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the demised premises.

         6. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occured which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has: (initial one)

         ( ) not been amended, modified, supplemented, extended, renewal or assigned.

         ( ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:
_______________________________________________________________________________


         7. That the Lease provides for a primary term of ___________________, 19__; and that: (initial one)

         ( ) neither the Lease nor any of the documents listed in Paragraph 6, (if any), contain an option for any additional term or terms.

         ( ) the Lease and/or documents listed under Paragraph 6, above, contain an option for _________________ additional term(s) of __________________ year(s)
and _________ month(s) (each) at a rent to be determined as follows:
_______________________________________________________________________________


         8. That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

         9. That this certification is made knowing that ___________ is relying upon the repreentations herein made.

                                             TENANT:

DATED___________________________             BY:________________________

                                             TITLE:_____________________

                                   Exhibit "D"
                                   -----------

                          RIDER - LEASE SPECIFICATIONS
                          ----------------------------

                        (Description of Landlord's Work)

                                FOR LOT 1 & 2 OF

LYONS CORPORATE PARK


Building Construction

1. Building Fill - compacted to a density of 98 percent at optimum moisture contact.

2. Foundations: Reinforced concrete (3,000 p.s.i.) spread footings. Soil bearing capacity assumed to be 2,500 psf.

3. Exterior Walls: 8" concrete masonry units with tie columns and tie beams with painted stucco exterior finish, interior finish not painted.


4. Structural Frame: A-36 steel roof framing made up of open web steel bar joists bearing on steel girder joists supported by steel pipe columns. minimum clear height to be 18'-0" from finish floor slab to underside of roof structure.

5. Floor slab: 4" concrete slab reinforced with 6" x 6" - 1.4/1.4 welded wire mesh on 6 mil. visqueen vapor barrier.

6.       Roof Construction:

         a) 22 ga. corrigated metal deck with 1" rigid insulation board fastened to metal deck.

         b)       4 ply built-up tar and gravel roof.

7.       Doors:

         a) Overhead doors: 12'w x 14'h at bays and 8'w x 8'h at truck dock. Metal overhead rolling door with manual drive surface mounted inside space.

         b) Entrance Doors: 3'0" x 7'0" Gray tinted tempered glass set in Satin aluminum frames.

         c)       Rear Doors" 3'0" x 7'0" metal doors in hollow metal frames.

         d) Interior Doors: Wood hollow core stain grade door set in wood jamb. 3'0" x 6'8" x 1-3/8" at office and 2'8" x 6'8" x 1-3/8"
                  at toilets.'

8. Interior Partitions: Building A-B-E-L 10% finish = 8'0" high constructed from 3-5/8" galvanized metal studs with top and bottom cap gauge thickness. Building A-B-E-L 20% or over finish = 9" high constructed from 3-5/8" galvanized meetal studs with top and bottom cap gauge thickness. Studs to be placed 24" o.c. Finish on walls will be 1/2" gypsum wallboard, joints to be finished with 2" joint tape covered with 3 coats of spackling compound sanded smooth. 3-/2" batt insulation at perimeter interior partitions and in offices # 1 and # 7 pursuant to Exhibit D-1 attached.

9. Toilet Facilities Each toilet facility shall have 1 water closet, 1 lavatory. 1-18" x 24" plate glass mirror, 1 paper holder. Floor finish shall be vinyl tile, walls to be painted dry wall and coiling to be acoustical tile.

         1 toilet facility per bay shall conform to the American National Standards "Specifications for Making Buildings and Facilities Accessible to, and Usable by, the Physically Handicapped" ANSI A 117.1. Each bathroom will have an exhaust fan.

                                   Exhibit "D"
                                   -----------

                          RIDER - LEASE SPECIFICATIONS
                          ----------------------------

                        (Description of Landlord's Work)

                                FOR LOT 1 & 2 OF

                           LYONS CORPORATE PARK, LLLP
                           --------------------------



10.      Office Area Finishes:

         a)       Walls, 2 coats of interior type flat latex paint.

         b)       Doors and Frames: 2 coats semi-gloss paint or stain.

         c)       Flooring: carpet allowance of $9.00 s.y.

         d)       Base: 4" vinyl or rubber.

         e) Ceiling: 2' x 4' x 5/8" mineral fiber board White flush type, with fissured face. Runners and edge moldings to be 5/8" x 6" fiberglass batt insulation above ceiling. Ceiling height at Building C is 9' and at Building F and G is 8'.

11.      Hardware:

         a) Entrance Doors to have double cylinder dead bolt lockset with interior thumb turn, push/pull bar. automatic closer and offset pivot hinges. All finishes to match finish of door frame.

         b) Interior Door - 1 pr. at 3-1/2" x 3-1/2" antique brass finish mortise type butte with one Schlage or equal f series tulip antique brass finish passage hardware per door and one door stop.

         c) Rear Door - 1-1/2" pr. at 4-1/2" x 4-1/2" paint grade mortise type butts. with double cyllnder dead bolt with 1" throw.

         d)       Washroom Doors with privacy HDW.

12. Plumbing - Exterior lines all to be polyvinyl chloride type (PVC). Interior waste and vent lines to be PVC. Interior water distribution to be copper pipe.

13. HVAC - Air conditioning to be provided by split package with the compressor mounted on steel curbs set on the roof, andthe air handler suspended from the roof, above the office area. A/C supplied at 1 ton/400 s.f. of office space. Heating will be accomplished by heat strips in air handling unit. Ductwork to be standard fiberglass foil-clad. One 1/3 h.p. ventilator exhaust fan in shop area.

14. Electrical Service - Individual meters, 200 amp 3 phase service for each bay. Lighting is to be provided in the office space by 2' x 4' lay in 4 lamp florescent fixtures and in warehouse area by 1' x 8' lamp florescent fixtures mounted to underside of roof structures.

15. Water Service - 3/4' supply with 5/8' meter - each bay in individually metered.

16.      Accessories - Shop area 3' x 3' white translucent skylights.

17. Kitchen - to include 6' of base and upper cabinets, 1 double sink and appropriate fixtures. (Tenant to pay for this on a Work Order No. 001).

18. Permits: All permits to obtain and complete construction are the responsibility of the Landlord.

19. The plans for this premises are Job No. 9912, dated 3/31/99, drawn by perez and Associates.

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                                   SITE PLAN

                                Suite A-7 and A-8




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                                 SIGN CRITERIA
                                 -------------



LOCATION :             Lyons Corporate Park I.LLP
                       6601 Lyons Road
                       Coconut Creek, Florida 33073

 EXTERIOR  BUILDING SIGNS: All signs shall be fabricated identically using the following construction specifications:

                           1) All sign layouts must be approved by landlord before installation. Sketch and specifications must be submitted.

                           2) All live sign areas are restricted in size to allow perimeter air space where no sign element can be placed.

                           3) All signs to consist of individual molded 3 dimensional (not flat) plastic letters outfitted with etude and perforated mental pads for cementing onto steel sign band. A silicone adhesive and sticky back tape roust be used to allow for removal of letters when necessary. Perforated pads must be adjusted to allow a minimum of 1/B" projection from back of letters to wall (See Diagram B).

                           4) Tenant may choose from a variety of letter styles available and the color must be white.

                           5) Logos and company emblems may be used as long as they conform to these general construction specifications and do not exceed sign "size" regulations.


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                                 EXHIBIT "E-1"


                                SIGN ELEVATIONS
                                ---------------



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